Exhibit 99.2

Rosetta Receives NASDAQ Delisting Notification Withdrawal

Houston, Texas, April 20, 2006 (MARKETWIRE) – Rosetta Resources Inc. (NASDAQ: ROSE) announced today that on April 18, 2006, it received a notice from the staff of The Nasdaq Stock Market indicating that Rosetta was not in compliance with Marketplace Rule 4310(c) (14) because it had not filed its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) as of April 17, 2006, the due date of the filing as extended under Rule 12b-25 of the Securities Exchange Act of 1934, as amended. The notice indicated that due to such noncompliance, Rosetta’s common stock would be delisted at the opening of business on April 27, 2006 unless Rosetta requests a hearing in accordance with the Nasdaq Marketplace Rules or complies with its filing of Form 10K.

On April 20, 2006, Rosetta filed its Annual Report on Form 10K and has now received a letter from The Nasdaq Stock Market indicating their withdrawal from their previous delisting notice on April 18, 2006. Accordingly, as noted by NASDAQ, this matter is now closed.

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

SOURCE: Rosetta Resources Inc.

For Information, contact:

Teri Greer

Rosetta Resources

717 Texas, Suite 2800

Houston, TX 77002

Phone: 713-335-4008

Fax: 713-651-3056

Email: info@rosettaresources.com

http://www.rosettaresources.com